UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported):  January 30, 2015

Rock-Tenn Company
(Exact name of registrant as specified in charter)

Georgia	001-12613	62-0342590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Thrasher Street, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a vote of Security Holders

(a)  Annual Meeting of Shareholders

The Company held its annual meeting of shareholders on January 30, 2015 at which we submitted the following matters to a vote of our shareholders:

(b)  Election of Directors

Votes cast for or withheld regarding three individuals nominated for election to serve on our board of directors for a term expiring in 2016 were as follows:

	For	Withheld	Broker Non-Vote
Timothy J. Bernlohr	108,094,997.00	1,265,716.00	10,426,955.00
Jenny A. Hourihan	108,450,649.00	910,064.00	10,426,955.00
Bettina M. Whyte	108,490,440.00	870,273.00	10,426,955.00

(c)  Other Matters

Votes cast for or against, as well as the number of abstentions and broker non-votes regarding each other matter voted upon at the meeting, were as follows:

	For	Against	Abstain	Broker Non-Vote
Ratify the appointment of Ernst & Young LLP to Serve as independent registered public accounting firm of Rock-Tenn Company	118,441,463.00	1,055,405.00	290,800.00	0

Advisory vote on executive compensation	107,439,532.00	1,532,627.00	388,544.00	10,426,955.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY (Registrant)

Date: February 3, 2015	By:	/s/ Robert B. McIntosh
Robert B. McIntosh Executive Vice-President, General Counsel And Secretary